                           LIMITED POWER OF ATTORNEY

       The undersigned hereby constitutes and appoints Tracy L. Sedlock the undersigned's true and lawful attorney-in-fact to:

       (1)   execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or stockholder of any corporation or other person in which an investment fund affiliated with Accel Management Co. L.L.C. makes an investment (each, a
             "Company"), Forms 3, 4s and 5s and amendments thereto in accordance with Section 16(a) of the Exchange Act, and the rules and
             regulations thereunder;

       (2)   do and perform any and all acts for and on behalf of the
             undersigned that may be necessary or desirable to complete and execute any such Forms 3, 4s and 5s and timely file such form with the Securities and Exchange Commission and any stock exchange or similar authority; and

       (3)   take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this
             Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in- fact's discretion.

       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that each such attorney-in-fact, or each such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

       The undersigned agrees that each such attorney-in-fact may rely entirely on information furnished orally or in writing by the undersigned to each such attorney-in-fact.  The undersigned also agrees to indemnify and hold harmless the Company and each such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based on any untrue statement or omission of necessary facts in the information provided by the undersigned to such attorney-in-
       fact for purposes of executing, acknowledging, delivering and filing
       Forms 3, 4s or 5s (including amendments thereto) and agrees to reimburse the Company and each such attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4s and 5s with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 17th day of May, 2012.

                                /s/ James Breyer
                               --------------------------------------------
                              James Breyer, as a managing member of each of:
                                       Accel IX Associates LLC
                                     Accel Investors 2005 L.L.C.
                                Accel Growth Fund Associates L.L.C.
                              Accel Growth Fund Investors 2009 L.L.C.
                                    And as Trustee of each of the:
     James W. Breyer, Trustee of James W. Breyer 2005 Trust dated March 25, 2005
           James W. Breyer, Trustee of the James W. Breyer 2011 Annuity Trust 1
                                          dated March 10, 2011

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 17th day of May, 2012.

                                                     /s/ Arthur C. Patterson
                                                    ----------------------------
                                                             Arthur C. Patterson

                                                     /s/ Kevin J. Efrusy
                                                    ----------------------------
                                                                 Kevin J. Efrusy

                                                     /s/ Theresia Gouw Ranzetta
                                                    ----------------------------
                                                          Theresia Gouw Ranzetta

                                                     /s/ Ping Li
                                                   -----------------------------
                                                                         Ping Li